UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 20, 2005

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067
(Address of principal executive offices, including zip code)

(310) 788-1999
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On April 20, 2005, International Lease Finance Corporation (the “Company”), Aircraft SPC-12, Inc. (“SPC-12”) (a domestic subsidiary of the Company) and Whitney Leasing Limited (“Whitney”) (a foreign subsidiary of SPC-12) entered into an Extension Letter (the “Extension Letter”), among the Company, SPC-12, Whitney, The Governor and Company of the Bank of Scotland, London Branch, The Governor and Company of the Bank of Scotland, Paris Branch, The Governor and Company of the Bank of Scotland, Frankfurt Branch and Halifax PLC. A copy of the Extension Letter is included in this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

          The Extension Letter provides for the extension of the period during which Whitney is permitted to make borrowings under that certain Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney, as borrower, SPC-12, the Company, as guarantor, The Governor and Company of the Bank of Scotland and the other banks listed therein providing up to $2,643,660,000 (plus related premiums) for the financing of aircraft (the “Agreement”) (the Agreement was filed as Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004). In addition, the Extension Letter provides for the revision of the aircraft that are eligible to be financed pursuant to the Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Item	Description
10.1	Extension Letter, dated as of April 20, 2005, among International Lease Finance Corporation, Aircraft SPC-12, Inc., Whitney Leasing Limited, The Governor and Company of the Bank of Scotland, London Branch, The Governor and Company of the Bank of Scotland, Paris Branch, The Governor and Company of the Bank of Scotland, Frankfurt Branch and Halifax PLC.

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Alan H. Lund

By:	Alan H. Lund
Vice Chairman and
Chief Financial Officer

DATED: April 25, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Extension Letter, dated as of April 20, 2005, among International Lease Finance Corporation, Aircraft SPC-12, Inc., Whitney Leasing Limited, The Governor and Company of the Bank of Scotland, London Branch, The Governor and Company of the Bank of Scotland, Paris Branch, The Governor and Company of the Bank of Scotland, Frankfurt Branch and Halifax PLC.